Exhibit 99.1

Clearway Energy Operating LLC, a Subsidiary of Clearway Energy, Inc.,
Announces Proposed Offering of $350 Million “Green Bond”

PRINCETON, NJ; September 24, 2021 — Clearway Energy Operating LLC (“Clearway Operating”), a subsidiary of Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) (“Clearway Energy”), intends to commence an offering of $350 million in aggregate principal amount of senior notes due 2032 (the “New Notes”). The New Notes will be senior unsecured obligations of Clearway Operating and will be guaranteed by Clearway Energy LLC, Clearway Operating’s parent company, and by each of Clearway Operating’s wholly owned current and future subsidiaries that guarantees indebtedness under its credit agreement.

Clearway Operating intends to allocate an amount equal to the net proceeds from the offering of the New Notes to finance or refinance, in part or in full, new and existing projects and assets meeting certain renewable energy generation eligibility criteria. Specifically, Clearway Operating intends to use the net proceeds of the offering, together with existing corporate liquidity, (i) to repurchase any and all of the $350 million outstanding aggregate principal amount of its 5.000% senior notes due 2026 (the “2026 Notes”) and (ii) to pay fees and expenses incurred in connection with the repurchase of the 2026 Notes.

The New Notes and related guarantees are being offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The New Notes and related guarantees have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. This notice is issued pursuant to Rule 135c of the Securities Act, and does not constitute an offer to sell any security, including the New Notes, nor a solicitation for an offer to purchase any security, including the New Notes or the 2026 Notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest renewable energy owners in the US with over 4,700 net MW of installed wind and solar generation projects. Clearway Energy’s over 8,000 net MW of assets also includes approximately 2,500 net MW of environmentally-sound, highly efficient natural gas generation facilities as well as a portfolio of district energy systems. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor Global Infrastructure Partners III (GIP), an independent infrastructure fund manager that invests in infrastructure and businesses in both OECD and select emerging market countries, through GIP’s portfolio company, Clearway Energy Group.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” “should,” “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms.

Although Clearway Energy believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, impacts related to COVID-19 or any other pandemic, impacts of recent weather events on the Company, its operations, its facilities and its financial results, any potential disposition of Clearway Energy’s Thermal platform, risks and uncertainties related to the capital markets generally, whether Clearway Energy will consummate the offering, the anticipated terms of the New Notes and the anticipated use of proceeds, including the results of the repurchase of the 2026 Notes.

Clearway Energy undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause Clearway Energy’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy’s future results included in Clearway Energy’s filings, or the filings of Clearway Energy LLC, with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

Investors:
Akil Marsh, 609-608-1500

investor.relations@clearwayenergy.com

Media:
media@clearwayenergy.com

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